EXHIBIT 8(f)(4)

Schedule A

Administration Fee

Funds of the Trust	Administration Fee (as % of average daily net assets)
BlackRock LifePath® Index Retirement Fund	0.03
BlackRock LifePath® Index 2020 Fund	0.03
BlackRock LifePath® Index 2025 Fund	0.03
BlackRock LifePath® Index 2030 Fund	0.03
BlackRock LifePath® Index 2035 Fund	0.03
BlackRock LifePath® Index 2040 Fund	0.03
BlackRock LifePath® Index 2045 Fund	0.03
BlackRock LifePath® Index 2050 Fund	0.03
BlackRock LifePath® Index 2055 Fund	0.03
BlackRock Russell 1000® Index Fund	0.01
BlackRock ACWI ex-U.S. Index Fund	0.01

Amended: March 21, 2014

Amended: April 30, 2015

Exhibit A

BlackRock Russell 1000® Index Fund

BlackRock ACWI ex-U.S. Index Fund

BlackRock LifePath® Index Retirement Fund

BlackRock LifePath® Index 2020 Fund

BlackRock LifePath® Index 2025 Fund

BlackRock LifePath® Index 2030 Fund

BlackRock LifePath® Index 2035 Fund

BlackRock LifePath® Index 2040 Fund

BlackRock LifePath® Index 2045 Fund

BlackRock LifePath® Index 2050 Fund

BlackRock LifePath® Index 2055 Fund

Approved: February 28, 2012 and effective July 1, 2012

Amended: April 30, 2015